ITEM 77Q(c) ?
COPIES OF NEW
OR AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS




Schedule 1
to Limited Power of
Attorney
dated as of March 1,
2007
(revised August 15,
2014)
by Federated Equity
Funds
(the Trust"), acting on
behalf of each of the
series portfolios
listed below, and
appointing
Federated Global
Investment
Management Corp.
the attorney-in-fact of
the
Trust


List of Series Portfolios

Federated Clover Small
Value Fund
Federated Clover Value
Fund
Federated Emerging
Markets Equity Fund
Federated
Intercontinental Fund





#2014619